APAC Customer Services Qualifies for Release of Credit Enhancement

Bannockburn, IL, March 26, 2009 — APAC Customer Services, Inc. (NASDAQ: APAC) a leading provider of quality customer care services and solutions, announced today that, at the request of the Company, the Credit Enhancement Letter of Credit (“Credit Enhancement”), provided by TCS Global Holdings, L.P., an affiliate of Theodore G. Schwartz (“TCS”), in connection with APAC’s Revolving Credit and Security Agreement with PNC Bank National Association was released on March 20, 2009.

On May 5, 2008, APAC entered into a $40 million Revolving Credit and Security Agreement with PNC (“Revolving Loan Agreement”).  Borrowings under the Revolving Loan Agreement are dependent on the amount of APAC’s eligible accounts receivables.   Additionally, as a condition for closing the Revolving Loan Agreement, TCS was required to provide the Credit Enhancement, which enabled APAC to borrow an additional $9 million.

The terms of the Revolving Loan Agreement allowed the Credit Enhancement to be removed if certain financial thresholds were met, including a minimum EBITDA level, a minimum Fixed Charge Coverage ratio, as well as certain minimum availability thresholds.  APAC’s financial results for the fiscal year ended December 28, 2008 met each of the necessary requirements for releasing the Credit Enhancement. APAC’s debt decreased to $6.1 million at the end of the 2008 fourth quarter from $13.8 million at the end of the 2008 third quarter, and from $26.3 million at the end of 2007.

Under the terms of the loan, APAC paid an annual fee of 2% on the Credit Enhancement, plus an additional annualized fee, which ranged from 2%-5% which was paid on a monthly basis. The release of the Credit Enhancement will result in an annual savings of approximately $360,000.

The $40 million Revolving Credit and Security Agreement remains in place.  With the release of the Credit Enhancement, availability under the Revolving Loan Agreement will be dependent on the amount of APAC’s eligible accounts receivables.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (Nasdaq: APAC) is a leading provider of quality customer care services and solutions for market leaders in healthcare, financial services, business services, publishing, communications and travel and entertainment industries. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is at http://www.apaccustomerservices.com.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company’s management. The company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

Reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission. These filings are available on a website maintained by the SEC at http://www.sec.gov.

APAC Company Contact:
Andrew Szafran
Senior Vice President & CFO
847-374-1949
abszafran@apacmail.com